UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): July 14 , 2003

ALARIS MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-10207	13-3492624

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

10221 Wateridge Circle San Diego, CA 92121-1579

(Address, including zip code, of registrant’s principal executive offices)

(858) 458-7000

Registrant’s telephone number, including area code

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Effective as of June 25, 2003, ALARIS Medical, Inc. executed the Underwriting Agreements with the Underwriters and their Representatives named therein, to issue and sell, under separate offerings, 9,100,000 shares of its $0.01 par value common stock and $175,000,000 of its 7 1/4% Senior Subordinated Notes due 2011.

Effective as of June 30, 2003, ALARIS Medical Systems, Inc. merged with and into its parent company ALARIS Medical, Inc. In connection with the merge, ALARIS Medical, Inc. completed its name change to ALARIS Medical Systems, Inc. The Certificate of Ownership and Merger is attached as Exhibit 2.1.

Effective as of June 30, 2003, ALARIS Medical Systems, Inc. and The Bank of New York, not in its individual capacity but solely as trustee, executed and delivered the Supplemental Indenture dated as of June 30, 2003. In connection with the foregoing, ALARIS Medical Systems, Inc. completed the sale of $175 million aggregate principal amount of 7 1/4% senior subordinated notes due 2011. The Supplemental Indenture is attached as Exhibit 4.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

1.1 Underwriting agreement, dated June 25, 2003, between ALARIS Medical, Inc. and Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., UBS Securities LLC, CIBC World Markets Corp., and Jefferies & Company, Inc. as representatives of the several underwriters named therein, relating to the offering of $175,000,000 principal amount of 7 1/4% Senior Subordinated Notes due 2011.

1.2 Underwriting agreement, dated June 25, 2003, between ALARIS Medical, Inc. and Bear, Stearns & Co. Inc., CIBC World Markets Corp., and UBS Securities LLC, as representatives of the several underwriters named therein, relating to the offering of 9,100,000 shares of common stock.

3.1 Certificate of Ownership and Merger of ALARIS Medical Systems, Inc. into ALARIS Medical, Inc., as dated June 30, 2003.

4.1 Supplemental Indenture between ALARIS Medical Systems, Inc. and The Bank of New York, as dated June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALARIS MEDICAL SYSTEMS, INC.
Date: July 14, 2003	/s/DAVID L. SCHLOTTERBECK ———————————————— David L. Schlotterbeck President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
1.1	Underwriting agreement, dated June 25, 2003, between ALARIS Medical, Inc. and Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., UBS Securities LLC, CIBC World Markets Corp., and Jefferies & Company, Inc. as representatives of the several underwriters named therein, relating to the offering of $175,000,000 principal amount of 7 1/4% Senior Subordinated Notes due 2011.

1.2	Underwriting agreement, dated June 25, 2003, between ALARIS Medical, Inc. and Bear, Stearns & Co. Inc., CIBC World Markets Corp., and UBS Securities LLC, as representatives of the several underwriters named therein, relating to the offering of 9,100,000 shares of common stock.

3.1	Certificate of Ownership and Merger of ALARIS Medical Systems, Inc. into ALARIS Medical, Inc., as dated June 30, 2003.
4.1	Supplemental Indenture between ALARIS Medical Systems, Inc. and The Bank of New York, as dated June 30, 2003.